Exhibit 99.4

REVOCABLE PROXY

NAUGATUCK VALLEY FINANCIAL CORPORATION

SPECIAL MEETING OF SHAREHOLDERS

                    , 2010

      :           .m., Local Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints the official proxy committee of Naugatuck Valley Financial Corporation, consisting of                     ,                      and                     , or any of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of Naugatuck Valley Financial Corporation which the undersigned is entitled to vote only at the Special Meeting of Shareholders to be held on                     , 2010 at     :         .m., local time, at                                         ,                     , Connecticut and at any adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:

1.	The approval of a Plan of Conversion and Reorganization pursuant to which Naugatuck Valley Savings and Loan will convert from the mutual holding company structure to the stock form of organization and a newly formed holding Maryland-chartered company named Naugatuck Valley Financial Corporation will offer shares of its common stock for sale.

FOR	AGAINST	ABSTAIN
☐	☐	☐

2.	The following informational proposals:

2a	Approval of a provision in new Naugatuck Valley Financial Corporation’s articles of incorporation requiring a super-majority vote to approve certain amendments to new Naugatuck Valley Financial Corporation’s articles of incorporation.

FOR	AGAINST	ABSTAIN
☐	☐	☐

2b	Approval of a provision in new Naugatuck Valley Financial Corporation’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of new Naugatuck Valley Financial Corporation’s outstanding voting stock.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	The approval of the Agreement and Plan of Merger, dated as of February 22, 2010, by and among Naugatuck Valley Financial Corporation, new Naugatuck Valley Financial Corporation and Southern Connecticut Bancorp.

FOR	AGAINST	ABSTAIN
☐	☐	☐

4.	The approval of the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the plan of conversion or the merger agreement.

FOR	AGAINST	ABSTAIN
☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED

PROPOSALS.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted “FOR” each of the proposals listed. If any other business is presented at the special meeting of shareholders, this proxy will be voted by the proxies in their judgment. At the present time, the Board of Directors knows of no other business to be presented at the special meeting. This proxy also confers discretionary authority on the Proxy Committee of the Board of Directors to vote on matters incident to the conduct of the special meeting.

Dated:
SIGNATURE OF STOCKHOLDER

SIGNATURE OF CO-HOLDER (IF ANY)

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.